              BRIGHTPOINT ANNOUNCES PRELIMINARY SECOND QUARTER 2006
                            SUMMARY FINANCIAL RESULTS

o     Revenue of $549.9 million, an increase of 10% from the second quarter
      2005.

o Income from continuing operations of $8.2 million, or $0.16 per diluted share compared to $6.7 million, or $0.14 per diluted share in the second quarter of 2005, a year over year increase of 23%

o Net income of $8.2 million, or $0.16 per diluted share in the second quarter 2006 compared to net income of $4.9 million, or $0.10 per diluted share in the second quarter of 2005, a year over year increase of 68%

o Total liquidity of $159.3 million as of June 30, 2006, consisting of $82.5 million of cash and $76.8 million of unused borrowing availabilities.

o 13.2 million wireless devices handled, an increase of 40%, primarily driven by a 54% year over year growth in fee-based logistic services unit volumes and a 5% year over year increase in distribution unit volumes.

o Operating income from continuing operations before income taxes of $11.3 million in the second quarter of 2006 as compared to $9.1 million in the second quarter of 2005, a year over year increase of 25%. In the second quarter of 2006, operating income from continuing operations before income taxes included approximately $1.5 million of non-cash stock based compensation expense including the effects of the Company's adoption of SFAS No. 123(R).

o EBITDA of $14.5 million in the second quarter of 2006 as compared to $10.3 million in the second quarter of 2005, a year over year increase of 40%.

Plainfield, Ind. - July 31, 2006 - Brightpoint, Inc. (NASDAQ: CELL) announced its preliminary financial results for the second quarter ended June 30, 2006.

On Tuesday, August 8, 2006, Brightpoint will announce its final financial results for the quarter ended June 30, 2006, at approximately 4:00 p.m. EDT. At approximately 5:00 p.m. EDT, Brightpoint will conduct a conference call to review the Company's operations and financial performance and will answer participants' questions. Representing Brightpoint will be Robert J. Laikin, Chairman and Chief Executive Officer, J. Mark Howell, President, and Anthony W. Boor, Executive Vice President and Chief Financial Officer.

For those who prefer to join the conference call telephonically, use the following information and dial in several minutes prior to the start of the call:

U.S. toll-free dial-in number: (877) 502-9272 (Domestic toll-free)

International dial-in number: (913) 981-5581 (International toll-free)

Unless otherwise noted, amounts pertain to the second quarter of 2006. Additionally, the results of our former operations in France have been reclassified to "discontinued operations" for all periods presented. In May 2006, the Company's Board of Directors approved and the Company effected a 6-for-5 common stock split in the form of a 20% stock dividend. Per share amounts for all periods presented in this announcement have been adjusted to reflect the 6-for-5 common stock split.

                            SUMMARY FINANCIAL RESULTS
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                          Three Months Ended
                                                  -----------------------------------
                                                  June 30,    June 30,      March 31,
                                                    2006        2005          2006
                                                  -------     --------      --------
Wireless devices handled                           13,247        9,450        12,527

Revenue                                          $549,858     $499,494      $564,555

Gross profit                                     $ 35,744     $ 29,514      $ 36,312

Gross margin                                          6.5%         5.9%          6.4%

Selling, general and administrative expenses     $ 24,418     $ 20,461      $ 23,752

Operating income from continuing operations      $ 11,326     $  9,053      $ 12,569

Income from continuing operations                $  8,212     $  6,672      $  9,001

Net income                                       $  8,241     $  4,899      $  8,868


Diluted per share:

   Income from continuing operations             $   0.16     $   0.14      $   0.18

   Net income                                    $   0.16     $   0.10      $   0.18

EBITDA
Net income                                       $  8,241     $  4,899      $  8,868
Net interest expense (1)                              120          452            77
Income taxes (1)                                    3,097        2,188         3,501
Depreciation and amortization (1)                   3,046        2,795         3,011
   EBITDA                                        $ 14,504     $ 10,334      $ 15,457



      (1) Includes discontinued operations

      EBITDA is a non-GAAP financial measure. Management believes EBITDA provides it with an indicator of how much cash the Company generates, excluding non-cash charges and any changes in working capital. Management also reviews and utilizes the entire statement of cash flows to evaluate cash flow performance.

      Brightpoint, Inc (NASDAQ:CELL) is a global leader in the distribution of wireless devices and in providing customized logistic services to the wireless industry. In 2005, Brightpoint handled 42 million wireless devices globally. Brightpoint's innovative services include distribution, channel development, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint's effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions. Additional information about Brightpoint can be found on its website at www.brightpoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

      Certain information in this press release may contain forward-looking statements regarding future events or the future performance of the Company. These statements are only predictions and actual events or results may differ materially. These preliminary earnings are not yet final and may be subject to change. In addition, please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, the Company's most recent Form 10-K and Form 10-Q and the cautionary statements contained in Exhibit 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, (i) loss of significant customers or a reduction in prices we charge these customers; (ii) possible adverse effect on demand for our products resulting from consolidation of mobile operator customers; (iii) dependence upon principal suppliers and availability and price of wireless products; (iv) possible adverse effects of future medical claims regarding the use of wireless handsets; (v) possible difficulties collecting our accounts receivable; (vi) our ability to increase volumes and maintain our margins; (vii) our ability to expand geographically on a satisfactory basis, through acquisition or otherwise; (viii) uncertainty regarding future volatility in our Common Stock price; (ix) uncertainty whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (x) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures;
(xi) our operations may be materially affected by fluctuations in regional demand and economic factors; (xii) ability to respond to rapid technological changes in the wireless communications and data industry; (xiii) access to or the cost of increasing amounts of capital, trade credit or other financing;
(xiv) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xv) effect of hostilities or terrorist attacks on our operations; (xvi) investment in sophisticated information systems technologies and our reliance upon the proper functioning of such systems;
(xvii) ability to borrow additional funds; (xviii) our ability to meet intense industry competition; (xix) ability to manage and sustain future growth at our historical or industry rates; (xx) certain relationships and financings, which may provide us with minimal returns or losses on our investments; (xxi) the impact that seasonality may have on our business and results; (xxii) ability to attract and retain qualified management and other personnel, cost of complying with labor agreements and high rate of personnel turnover; (xxiii) ability to protect our proprietary information; (xxiv) our significant payment obligations under certain lease and other contractual arrangements; (xxv) ability to maintain adequate insurance at a reasonable cost; (xxvi) the potential issuance of additional equity, including our common shares, which could result in dilution of existing shareholders and may have an adverse impact on the price of our common shares; and (xxvii) existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.

CONTACT:    Brightpoint, Inc.
            Anthony W. Boor, (317) 707-2355